Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"OPHTHALIX INC.", A NEVADA CORPORATION,

WITH AND INTO "OPHTHALIX INC." UNDER THE NAME OF "OPHTHALIX INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-EIGHTH DAY OF FEBRUARY, A.D. 2012, AT 1:51 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE SECOND DAY OF APRIL, A.D. 2012.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


SECRETARY OF STATE
1776
1970
DELAWARE

Jeffrey W. Bullock, Secretary of State

5081043 8100M

120241789

AUTHENTICATION: 9398387

DATE: 02-29-12

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:57 PM 02/28/2012
FILED 01:51 PM 02/28/2012
SRV 120241789 - 5081043 FILE

STATE OF DELAWARE
CERTIFICATE OF MERGER
OF
OPHTHALIX INC.
(A NEVADA CORPORATION)
INTO
OPHTHALIX INC.
(A DELAWARE CORPORATION)

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is OphthaliX Inc., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is OphthaliX Inc., a Nevada corporation.

SECOND: The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8, Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is OphthaliX Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The authorized stock and par value of the non-Delaware corporation is 50,000,000 common shares, par value $.001, and 1,000,000 preferred shares, par value $.001.

SIXTH: The merger is to become effective on April 2, 2012.

SEVENTH: The Agreement and Plan of Merger is on file at 1209 Orange Street, Wilmington, DE 19801, an office of the surviving corporation.

EIGHTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 24th day of February, A.D., 2012.

By: P. Fishman
Pnina Fishman, Chief Executive Officer